Exhibit 99.1

Sadot Group, Inc. Reports Second Quarter 2024 Results

Record Quarterly Net Income of $2.4 million

Fort Worth, Texas, August 13, 2024 (ACCESSWIRE) —– Sadot Group Inc. (Nasdaq: SDOT) (the “Sadot Group” “Sadot” or the “Company”), an emerging player in the global food supply chain sector, today announced its financial results for the second quarter ended June 30, 2024.

Second Quarter 2024 Financial Highlights
•Consolidated revenues of $175.0 million, a 9% increase over the prior year period
•Net income of $2.4 million compared to $0.2 million in the prior year period. This was the highest quarterly income in the Company’s history
•EBITDA of $3.2 million compared to $0.7 million of EBITDA in the prior year period
•Cash balance of $10.0 million, up from $1.4 million at December 31, 2023
•Working capital surplus of $16.1 million compared to $8.3 million at December 31, 2023

"We delivered record net income in the second quarter as we continued to execute well against key initiatives to transform our business and drive growth and profitability," said Michael Roper, Chief Executive Officer of Sadot Group. “Our goal is to continue to seek to expand the scope and capabilities of our platform and to remain well positioned for significant growth in the nearly $2 trillion global agri-commodities market. I am extremely proud of our results, underscoring our resilience and commitment to operational excellence and our strategic vision.”

Strategic and Operational Highlights
•Completed 21 transactions of over 525,000 metric tons of agri-commodities throughout eight different countries during the second quarter.
•Shipped 2,500 metric tons to date of maize and over 690 metric tons of soya from the Company’s farming operations in Zambia during the second quarter.
•Established Sadot Canada, a wholly-owned subsidiary of Sadot LLC based in Toronto, Canada, in the second quarter. Canadian operations are led by David Hanna as Executive Vice President/General Manager and Jaime Rueda as Vice President/Head of Feed Ingredients. Both executives bring extensive experience and deep knowledge of the agri-commodity markets, making them invaluable additions to the Company. Their combined leadership will be instrumental in advancing Sadot’s global growth agenda by guiding the team in facilitating trade flows to and from North America, Africa, the Black Sea, Indonesia, and Brazil.
•Finalized the sale of Superfit Foods, the first of three legacy restaurant concepts the Company is in the process of divesting. Sadot is currently in discussions with potential buyers for the remaining restaurant assets, including Pokémoto and Muscle Maker Grill. Sadot will continue to expect that the divestiture of these non-core assets will drive operational savings and simplification along with ensuring that the Company’s resources are firmly aligned around the highest potential opportunities in the agri-commodities market.

Webcast Details

Date: Wednesday, August 14, 2024
Time: 10:30 am EDT/ 7:30 am PDT
To register, please use the following link:

https://audience.mysequire.com/webinar-view?webinar_id=30f0d4d8-1541-4f3b-8924-a11dd7e9b50d

* Please note that when logging into the Webcast, individuals must, when prompted to, “allow video and audio” access to their device to view and hear the call.

About Sadot Group Inc.

Sadot Group Inc. has rapidly established itself as an emerging player in the global food supply chain. Sadot Group provides innovative and sustainable supply chain solutions that address the world's growing food security challenges.

Sadot Group currently operates within key verticals of the global food supply chain including global agri-commodity origination and trading operations for food/feed products such as soybean meal, wheat and corn, and farm operations producing grains and tree crops in Southern Africa.

Sadot Group connects producers and consumers across the globe, sourcing agri-commodity products from producing geographies such as the Americas, Africa and the Black Sea and delivering to markets in Central and South America, Southeast Asia, China and the Middle East/North Africa region.

Sadot Group is headquartered in Ft. Worth, Texas with subsidiary operations throughout the United States, Brazil, Canada, Colombia, Dubai, India, Israel, Singapore, Ukraine and Zambia. For more information, please visit www.sadotgroupinc.com. For additional updates, news and general knowledge related to the global Agri-commodity supply-chain, please visit our website at: www.sadotgroupinc.com and our social media postings on Facebook and X (Twitter).

Sadot Group, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30, 2024	December 31, 2023
	$’000	$’000
ASSETS
Current assets:
Cash	9,956	1,354
Accounts receivable, net of allowance for doubtful accounts of $0.3 million and $0.2 million as of June 30, 2024 and December 31, 2023, respectively	24,907	52,920
Inventory	2,528	2,561
Assets held for sale	6,335	—
Other current assets	110,004	56,016
Total current assets	153,730	112,851
Right to use assets	142	1,284
Property and equipment, net	11,888	12,883
Goodwill	—	1,798
Intangible assets, net	—	2,833
Other non-current assets	14	46,442
Total assets	165,774	178,091
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	30,548	50,167
Notes payable, current, net of discount of $0.1 million and $0.2 million as of June 30, 2024 and December 31, 2023, respectively	3,708	6,531
Operating lease liability, current	21	385
Deferred revenue, current	7,932	1,229
Liabilities held for sale	3,111	—
Other current liabilities	92,278	46,270
Total current liabilities	137,598	104,582
Contract liability, non-current	—	46,048
Notes payable, non-current	—	622
Operating lease liability, non-current	123	1,027
Deferred revenue, non-current	—	1,555
Total liabilities	137,721	153,834
Equity:
Common stock, $0.0001 par value, 200 million shares authorized, 45,965,155 and 40,464,720 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	5	4
Additional paid-in capital	109,962	107,988
Accumulated deficit	(85,075)	(87,179)
Accumulated other comprehensive (loss) / income	(175)	8
Total Sadot Group Inc. shareholders' equity	24,717	20,821
Non-controlling interest	3,336	3,436
Total stockholders’ equity	28,053	24,257
Total liabilities and stockholders’ equity	165,774	178,091

Sadot Group, Inc.
Condensed Consolidated Statement of Operations and Other Comprehensive Income/ (Loss)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	$’000	$’000	$’000	$’000
Commodity sales	173,293	157,559	279,800	367,925
Company restaurant sales, net of discounts	992	2,487	2,149	4,788
Franchise royalties and fees	741	238	997	522
Franchise advertising fund contributions	13	20	28	36
Other revenues	—	13	—	13
Cost of goods sold	(172,527)	(157,239)	(280,804)	(365,535)
Gross profit	2,512	3,078	2,170	7,749
Depreciation and amortization expenses	(92)	(441)	(372)	(1,074)
Franchise advertising fund expenses	(13)	(20)	(28)	(36)
Pre-opening expenses	—	—	—	(36)
Post-closing expenses	(10)	(19)	(29)	(113)
Stock-based expenses	(1,921)	(1,175)	(2,717)	(4,593)
Sales, general and administrative expenses	(2,429)	(1,783)	(4,524)	(3,864)
Loss from operations	(1,953)	(360)	(5,500)	(1,967)
Other income	19	251	19	251
Interest expense	(761)	(22)	(1,251)	(19)
Change in fair value of stock-based compensation	1,214	324	1,691	865
Gain on fair value remeasurement	3,275	—	6,534	—
Gain on sale of trading securities	528	—	518	—
Income / (Loss) Before Income Tax	2,322	193	2,011	(870)
Income tax expense	(5)	(3)	(7)	(6)
Net income / (loss)	2,317	190	2,004	(876)
Net loss attributable to non-controlling interest	52	—	100	—
Net income / (loss) attributable to Sadot Group Inc.	2,369	190	2,104	(876)

Net Income / (Loss) Per Share attributable to Sadot Group Inc.:
Basic	0.05	0.01	0.05	(0.03)
Diluted	0.05	0.01	0.04	(0.03)

Weighted-Average # of Common Shares Outstanding:
Basic	44,234,315	33,362,887	43,058,217	31,407,362
Diluted	50,092,282	33,567,719	48,987,759	31,407,362

Sadot Group, Inc.
Condensed Consolidated Statement of Operations and Other Comprehensive Income/ (Loss) (Continued)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	$’000	$’000	$’000	$’000
Net income / (loss)	2,317	190	2,004	(876)
Other comprehensive income / (loss)
Foreign exchange translation adjustment	3	—	3	—
Unrealized loss, net of income tax	(126)	—	(186)	—
Total other comprehensive loss	(123)	—	(183)	—
Total comprehensive income / (loss)	2,194	190	1,821	(876)
Comprehensive income attributable to non-controlling interest	52	—	100	—
Total Comprehensive income / (loss) attributable to Sadot Group Inc.	2,246	190	1,921	(876)

Sadot Group, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
	2024	2023
	$’000	$’000
Cash Flows from Operating Activities
Net income / (loss)	2,004	(876)
Adjustments to reconcile net income / (loss) to net cash used in operating activities:
Depreciation and amortization	372	1,074
Stock-based expenses	2,717	4,593
Change in fair value of compensation	(1,691)	(865)
Unrealized loss, net of income tax	(186)	—
Foreign exchange translation adjustment	3	—
Loss on disposal of assets	188	53
Bad debt expense	—	34
Transfer to assets held for sale	(198)	—
Changes in operating assets and liabilities:
Accounts receivable, net	27,876	(47,401)
Inventory	(78)	(9)
Other current assets	(53,473)	(1)
Other non-current assets	46,375	—
Accounts payable and accrued expenses	(19,166)	39,166
Other current liabilities	46,241	22
Contract liability, non-current	(46,048)	—
Operating right to use assets and lease liabilities, net	(68)	(21)
Deferred revenue	6,175	17
Total adjustments	9,039	(3,338)
Net cash provided by (used in) operating activities	11,043	(4,214)
Cash Flows from Investing Activities
Deposit on farmland	(672)	(3,888)
Purchases of property and equipment	(31)	(247)
Disposal of property and equipment	57	110
Net cash used in investing activities	(646)	(4,025)
Cash Flows from Financing Activities
Proceeds from notes payable	3,580	3,500
Repayments of notes payable	(5,375)	(69)
Net cash (used in) provided by financing activities	(1,795)	3,431
Net Increase (Decrease) in Cash	8,602	(4,808)
Cash – beginning of period	1,354	9,898
Cash – end of period	9,956	5,090

Reconciliations of EBITDA, Adjusted EBITDA and Other Non-GAAP Measures
EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP measures. The Company defines EBITDA as Net loss, adjusted for depreciation, amortization, interest income / (expense), and income taxes. The Company defines Adjusted EBITDA as Net loss, adjusted for depreciation, amortization, net interest (income) expense, income taxes, impairment expenses, stock-based consulting expense, derived from amounts presented in the Unaudited Condensed Consolidated Statement of Operations. The Company believes that EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin, (collectively, the “Non-GAAP Measures”) are useful metrics for investors to understand and evaluate its operating results and ongoing profitability because they permit investors to evaluate its recurring profitability from its ongoing operating activities.

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin, have certain limitations, and you should not consider them in isolation or as a substitute for analysis of its results of operations as reported under U.S. GAAP. The Company cautions investors that amounts presented in accordance with its definitions of any of the Non-GAAP Measures may not be comparable to similar measures disclosed by other issuers, because some issuers calculate certain of the Non-GAAP Measures differently or not at all, limiting their usefulness as direct comparative measures.
The following table presents a reconciliation of EBITDA and Adjusted EBITDA from the most comparable U.S. GAAP measure, Net loss, and the calculations of the Net loss margin and Adjusted EBITDA Margin for the three and six months ended June 30, 2024 and 2023:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	$’000	$’000	$’000	$’000
Net income / (loss)	2,317	190	2,004	(876)
Adjustments to EBITDA:
Depreciation and amortization expenses	92	441	372	1,074
Interest (income) / expense, net	761	22	1,251	19
Income tax expense	5	3	7	6
EBITDA	3,175	656	3,634	223
Adjustments to Adjusted EBITDA:
Other income	(19)	(251)	(19)	(251)
Change in fair value of stock-based compensation	(1,214)	(324)	(1,691)	(865)
Gain on fair value remeasurement	(3,275)	—	(6,534)	—
Stock-based expenses	1,921	1,175	2,717	4,593
Gain on sale of trading securities	(528)	—	(518)	—
Adjusted EBITDA	60	1,256	(2,411)	3,700
Adjusted EBITDA attributable to non-controlling interest	52	—	100	—
Adjusted EBITDA attributable to Sadot Group Inc.	112	1,256	(2,311)	3,700
Gross Profit	2,512	3,078	2,170	7,749
Gross Profit attributable to Sadot Group Inc.	2,564	3,078	2,270	7,749

Net income / (loss) margin attributable to Sadot Group Inc.	1.3%	0.1%	0.7%	(0.2)%
Adjusted EBITDA margin attributable to Sadot Group Inc.	0.1%	0.8%	(0.8)%	1.0%

Forward-Looking Statements

This press release may include “forward-looking statements” pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products, or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “should”, “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and Sadot Group, Inc., does not undertake any duty to update any forward-looking statements except as may be required by law.
Investor Relations:
Frank Pogubila
SVP
Integrous Communications
W - 951.946.5288
E - IR@sadotco.com